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                                                                   Exhibit 10.13


                     JOHN HANCOCK FINANCIAL SERVICES, INC.

                          STOCK OWNERSHIP LOAN PROGRAM
                              (FEBRUARY 14, 2000)


PROGRAM:      John Hancock Financial Services, Inc. Stock Ownership Loan Program

JHFS:         John Hancock Financial Services, Inc.

BORROWER:     [Name]

COMMON STOCK: Common stock of JHFS

Eligibility:  To be eligible for the Program, the Borrower must be a member of the Policy Committee (or any successor thereto) of JHFS or John Hancock Life Insurance Company (JHLICO) at the time of the loan.

PURPOSE:      To facilitate the acquisition of Common Stock by the Borrower.

MAXIMUM
AMOUNT OF
LOAN: An amount equal to (a) two times the Policy Committee member's base salary as in effect on the date hereof or as may have been voted on or prior to the date hereof by the JHFS or JHLICO Board of Directors to become effective at a future date (or, with respect to future Policy Committee members, on the date such individual becomes a Policy Committee member) less (b) the aggregate sum of the original principal amount of all loans at any time borrowed by the such Policy Committee member under this Program.

              In the case of the Borrower, the Maximum Amount of Loan equals (a) $_______ less (b) the aggregate sum of the original principal amount of all loans at any time borrowed by the such Policy Committee member under this Program.

PRINCIPAL
REPAYMENT:    The outstanding principal amount of the loan must be repaid in full at the earlier of (i) 180 days after the termination of the employment or death of the Borrower or (ii) February 25, 2005.

INTEREST
RATE:         One month London Interbank Offer Rate plus 1.25%, reset on each
              Reset Date.

RESET DATE:   The Interest Rate will be set on the first business day of each month; provided, that for loans commencing prior to April 1, 2000, the initial Interest Rate will be set on February 25 and be effective through March 31, 2000. The Administrator shall provide notice of the then applicable Interest Rates on a quarterly basis, but the failure to give such notice shall not have any effect on the Interest Rates in effect for such period.

INTEREST
REPAYMENT:    Accrued but unpaid interest from and including the date of the loan, in the case of the first payment, or the day immediately succeeding the most recent Interest Calculation Date, in the case of all other payments, through and including the next Interest
              Calculation Date shall be payable in arrears on each Payment Date.
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INTEREST
CALCULATION
DATE:          March 31, June 30, September 30 and December 31 of each year.

PAYMENT DATE:  The last day of January, April, July, and October of each year.

LOANS: All of the loans of the Borrower under this Program shall be evidenced by a single Note of such Borrower payable to the order of JHFS, provided that at the option of JHFS, JHFS may request a separate Note for each loan. Upon a request from the Borrower for a loan, JHFS shall record the date and amount of each loan made by it to such Borrower and the date and amount of each repayment of principal made by such Borrower with respect thereto. JHFS may endorse on a schedule forming a part of the Note appropriate notations to evidence the foregoing information with respect to each loan to such Borrower; provided, that the failure of JHFS to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Note. JHFS is hereby irrevocably authorized by the Borrower to so endorse the Note of such Borrower and to attach to and make a part of the Note of such Borrower a continuation of any such schedule as and when required.

PREPAYMENT:    Amounts outstanding under the Note may be prepaid in whole or in part at any time without prepayment penalty or premium. All prepayments shall first be applied against any principal outstanding, and then against accrued but unpaid interest. Any repayment of principal will serve to reduce the Maximum Amount of Loan available after such repayment.

SECURITY:      None.

DEFAULT: Default will occur if payment is not received within 30 days after receipt of notice from the Administrator of failure to make a required payment on a Payment Date.

OVERDUE
INTEREST
RATE: Two percent above the applicable Interest Rate from 30 days after the Payment Date but in no event in excess of the maximum rate permitted by applicable law.

CHANGE-OF-
CONTROL: Any loans made pursuant to this Program shall survive any change-of-control of JHFS.

ENFORCEMENT
COSTS: The Borrower shall be responsible for all costs of collection and enforcement, including without limitation, reasonable attorneys' fees incurred by JHFS in collecting any sums due under this Program or the Note or in otherwise enforcing any rights or remedies that are or may be available to JHFS.

ADMINISTRATOR: JHFS Treasurer

REPORTS: The Administrator shall provide a periodic report (no less frequently than quarterly) on the status of this Program to the Compensation Committee of the Board of Directors of JHFS.


GOVERNING LAW: Massachusetts
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The undersigned hereby acknowledges receipt of a copy of this document and agrees to the terms and conditions hereof.


                                             Borrower:


Date:  _________ , 2000                      _________________________________
                                             [Name]

                                             Address:
                                             __________________________
                                             __________________________
                                             __________________________

                                             Social Security No.:_____________
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                                     NOTE
                                     ----


                                                     _________ ,200_
                                                     Boston, Massachusetts
                                                     JHFS No. _


     FOR VALUE RECEIVED, the undersigned, _____________ (the "BORROWER"), hereby promises to pay to the order of John Hancock Financial Services, Inc. ("JHFS"), John Hancock Place, 200 Clarendon Street, Boston, MA 02117, the unpaid principal amount of each loan made by JHFS to the Borrower pursuant to the JHFS Stock Ownership Loan Program dated February 14, 2000 (the "PROGRAM") on the Maturity Date; and to pay interest (computed on the basis of actual days elapsed and a 360 day year) (a) on the unpaid balance of such principal amount from time to time outstanding at the LIBOR Rate in effect from time to time from the date hereof, payable quarterly in arrears, on the last day of January, April, July and October in each year, commencing ____________ , 200_ until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any payment of principal or interest which has been overdue for thirty (30) days, payable as aforesaid, at a rate per annum from time to time equal to 2% above the LIBOR Rate in effect (but in no event in excess of the maximum rate permitted by law).

    In no event shall the outstanding principal amount of this Note exceed the Maximum Amount of Loan.

  The following capitalized terms shall have the meanings set forth below:

  "INTEREST PERIOD" means, in the first instance, the period commencing on the date hereof and ending on __________ , 200_, and in each subsequent and successive Interest Period, the period commencing on the first day of a month and ending on the last day of such month, in each case including the first and last day of such Interest Period.

  "LIBOR Rate" means, with respect to each Interest Period, the rate of interest per annum equal to the sum of (i) the rate quoted on the Bloomberg Money Market Index, British Bankers Association Official Libor Fixings page, or its successor or other recognized financial reporting service reasonably selected by JHFS, on the first business day of the relevant Interest Period, by commercial banks for the offering to leading banks in the London interbank market for deposits in United States dollars having a term of one month plus (ii) 1.25%. Each determination of the LIBOR Rate as determined by JHFS shall be conclusive and binding absent manifest error.

  "MATURITY DATE" means the earlier of (i) February 25, 2005 or (ii) 180 days after the termination of the employment or the death of the Borrower.

  "MAXIMUM AMOUNT OF LOAN" means an amount equal to (a) $_______ less (b) the aggregate sum of the original principal amounts of all loans at any time borrowed by the Borrower pursuant to this Note and the Program.

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     JHFS shall record the date and amount of each loan made by it to the
Borrower under the Program and the date and amount of each payment of principal made by such Borrower with respect thereto. JHFS may endorse on a schedule forming a part of this Note appropriate notations to evidence the foregoing information with respect to each loan to such Borrower; provided, that the failure of JHFS to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Note or under the Program.

  Payment of principal and interest shall be made in lawful money of the United States of America at the offices of JHFS at John Hancock Place, 200 Clarendon Street, Boston, Massachusetts 02117, Attention: Treasurer, or to such other address as may be designated by JHFS from time to time in writing.

  Whenever any payment to be made hereunder shall be stated to be on a Saturday, Sunday or any other day on which commercial banks in the Commonwealth of Massachusetts are authorized to be closed, such payment may be made on the next succeeding business day.

     Upon the occurrence of the following Events of Default: (a) the Borrower fails to make any payment of principal or interest when due and such failure continues for a period of thirty days after receipt of notice of non-payment from JHFS; or (b) the unpaid principal amount of this Note shall exceed the Maximum Amount of Loan; or (c) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of, or taking possession by, a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of the Borrower or any substantial part of the Borrower's property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay the Borrower's debts as they become due, or the Borrower shall take any action in furtherance of the foregoing, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of the Borrower's property, or order the winding up or liquidation of the Borrower's affairs, and the continuance of such decree or order unstayed and in effect for a period of 90 consecutive days. If an Event of Default shall have occurred and be continuing, the holder of this Note may, by notice in writing to the Borrower at the notice address set forth below the Borrower's signature hereon, or at such other address as the Borrower may specify to JHFS in writing, declare the principal of this Note and all interest accrued thereon to be forthwith due and payable, whereupon the same shall become and shall be immediately due and payable. Forbearance to exercise this option with respect to any failure or breach of the Borrower shall not constitute a waiver of the right as to subsequent failure or breach.

  This Note may be prepaid in whole or in part from time to time, at the Borrower's option, without any prepayment penalty or premium.

  The Borrower agrees to pay the reasonable costs and expenses, including reasonable attorneys' fees, incurred by JHFS in collecting any sums due under this Note or the Program or in otherwise enforcing any rights or remedies that are or may be available to JHFS.
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  The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assents to extensions of time of payment or forbearance or other indulgence without notice.

  THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN, AND ITS TERMS AND PROVISIONS ARE TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE COMMONWEALTH OF MASSACHUSETTS.




                                                  BORROWER:



__________________________                        ______________________________
Witness                                           [Name]

                                                  Notice Address:

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________
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                                Note (Continued)

                        LOANS AND PAYMENTS OF PRINCIPAL


______________________________________________________________________________

Date        Amount of Loan        Amount of Principal        Notation made by
                                        Repaid
______________________________________________________________________________